UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 25, 2019

FORESIGHT ENERGY LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36503	80-0778894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
211 North Broadway Suite 2600 Saint Louis, MO		63102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 932-6160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2019, Foresight Energy LP (the “Partnership”) announced the appointment of Ms. Lesslie H. Ray as a new member of the Board of Directors of Foresight Energy GP LLC, the general partner of the Partnership.  The appointment is effective March 25, 2019.

Ms. Ray has served as the Chief Executive Officer for Greenway Wealth Management LLC since April of 2017.  From April 2013 to April 2017, Ms. Ray worked on the Foresight Management LLC business development team, spending the majority of her time with various Foresight Energy related commercial and financial transactions.  Prior to joining Foresight Management LLC, Ms. Ray worked in banking for JPMorgan Chase & Company and Bank of America Securities in capital markets focused on real estate.  Ms. Ray earned her Bachelor of Business Administration from the University of Georgia as well as her Masters of Business Administration from University of North Carolina - Chapel Hill.

Greenway Wealth Management LLC is Trustee of four trusts, which are members of the Cline Trust Company LLC.  Foresight Management LLC is an affiliate of The Cline Group.  Relationships between the Partnership, Greenway Wealth Management LLC, the Cline Trust Company LLC, and The Cline Group and its affiliates are set forth under “Item 12. Security Ownership of Certain Beneficial Owners and Management Related Unitholder Matters” and “Item 13. Certain Relationships and Related Transactions and Director Independence” in the Partnership’s annual report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on February 27, 2019.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release Issued by Foresight Energy LP on March 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Foresight Energy LP
By:	Foresight Energy GP LLC,
its general partner
By:	/s/ Robert D. Moore
Robert D. Moore
Chairman of the Board, President and Chief Executive Officer
Date: March 25, 2019